Exhibit 99.1

Investor Relations

News from Aon

Aon Announces Pricing by Canadian Subsidiary of Cdn$375 million of its 4.76% Senior Unsecured Debentures due March 8, 2018

CHICAGO, IL — March 1, 2011 - Aon Corporation (NYSE: AON) announced today the pricing by its indirect, wholly-owned Canadian subsidiary, Aon Finance N.S. 1, ULC (the “Issuer”), of Cdn$375 million of the Issuer’s Senior Unsecured Debentures due March 8, 2018 (the “Debentures”).  The Debentures will bear interest at a fixed annual interest rate of 4.76% payable in semi-annual installments.  Aon will unconditionally and irrevocably guarantee the payment of the principal and interest on the Debentures.

The Issuer intends to use the net proceeds from the sale of the Debentures for the repayment of its Cdn$375 million 5.05% debt securities due April 12, 2011.

The Debentures have been offered for sale on a private placement best efforts basis only to accredited investors resident in Canada in reliance upon exemptions from the prospectus requirement under applicable Canadian securities legislation.  The closing of the sale of the Debentures is subject to customary conditions.  The Debentures have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Debentures, nor shall there be any sale of the Debentures, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Debentures have not been approved or disapproved by any securities regulatory authority in the United States or Canada.

About Aon

Aon Corporation (NYSE:AON) is the leading global provider of risk management services, insurance and reinsurance brokerage, and human capital solutions and outsourcing. Through its more than 59,000 colleagues worldwide, Aon unites to deliver distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon’s industry-leading global resources and technical expertise are delivered locally in over 120 countries.

Safe Harbor Statement

This communication contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the possibility that the closing of the Debentures issuance does not occur; the possibility that the expected efficiencies and cost savings from the merger with Hewitt Associates Inc. (“Hewitt”) will not be realized, or will not be realized within the expected time period; the risk that the Aon and Hewitt businesses will not be integrated successfully; disruption from the merger with Hewitt making it more difficult to maintain business and operational relationships; general economic conditions in different countries in which Aon does business around the world; changes in global equity and fixed income markets that could affect the return on invested assets; fluctuations in exchange and interest rates that could influence revenue and expense; rating agency actions that could affect Aon’s ability to borrow funds; funding of Aon’s various pension plans; changes in the competitive environment; changes in commercial property and casualty markets and commercial premium rates that could impact revenues; the outcome of inquiries from regulators and investigations related to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws; the impact of investigations brought by U.S. state attorneys general, U.S. state insurance regulators, U.S. federal prosecutors, U.S. federal regulators, and regulatory authorities in the U.K. and other countries; the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions; the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from error and omissions claims against Aon; the extent to which Aon retains existing clients and attract new businesses; the extent to which Aon manages certain risks created in connection with the various services, including fiduciary and advisory services, among others, that Aon currently provides, or will provide in the future, to clients; the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which Aon operates, particularly given the global scope of Aon’s businesses and the possibility of conflicting regulatory requirements across jurisdictions in which Aon does business; and the ability to realize the anticipated benefits to Aon of the Benfield merger. Further information concerning Aon and its business, including factors that potentially could materially affect Aon’s financial results, is contained in Aon’s and, historically, Hewitt’s filings with the SEC. See Aon’s and Hewitt’s Annual Reports on Form 10-K and Annual Reports to Stockholders for the fiscal years ended December 31, 2010 and September 30, 2009, respectively, and other public filings with the SEC for a further discussion of these and other risks and uncertainties applicable to our businesses. Aon does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events or changes in their respective expectations, except as required by law.

Investor Contact: Erika Meschbach Investor Relations 312-381-5957 erika.meschbach@aon.com	Media Contact: David Prosperi Global Public Relations 312-381-2485 david.prosperi@aon.com